SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

HEARTLAND FINANCIAL USA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed puruant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the off setting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule, or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

April 5, 2006

Dear Fellow Stockholder:

You are cordially invited to attend the annual stockholders’ meeting of Heartland Financial USA, Inc. to be held at the Grand River Center, 500 Bell Street, Dubuque, Iowa, on Wednesday, May 17, 2006, at 6:00 p.m. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. A copy of our 2005 Annual Report to Stockholders is also enclosed. At the meeting, we will report on operations and the outlook for the year ahead.

At the meeting, you will be asked to vote on a number of matters. Our compensation/nominating committee has nominated two persons to serve as Class I directors and the board of directors recommends that you vote your shares for each of the director nominees. Additionally, our audit/corporate governance committee has selected, and we recommend that you ratify the selection of, KPMG LLP to continue as our independent registered public accounting firm for the year ending December 31, 2006.

We encourage you to attend our annual meeting in person and enjoy fellowship with other stockholders at the reception following our meeting. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy and return it in the accompanying postage-paid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

 I look forward with pleasure to seeing you and visiting with you at the meeting.

Very best personal wishes,
/s/ Lynn B. Fuller
Lynn B. Fuller
Chairman of the Board

1398 Central Avenue · Dubuque, Iowa 52001 · (563) 589-2100

We especially ask you to join the directors and other fellow stockholders for cocktails and hors d’oeuvres following the meeting as we celebrate our successes during 2005. In order to comfortably accommodate all stockholders, we ask that you please return the enclosed reservation card. Doing so will allow us to have a nametag prepared for each attendee. This celebration will be held at our corporate headquarters located in the main bank building of Dubuque Bank and Trust, 1398 Central Avenue, Dubuque, Iowa, beginning at approximately 7:00 p.m. You need not attend the annual meeting in order to attend the celebration.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2006

TO THE STOCKHOLDERS:

The annual meeting of stockholders of HEARTLAND FINANCIAL USA, INC. will be held at the Grand River Center, 500 Bell Street, Dubuque, Iowa, on Wednesday, May 17, 2006, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

1. to elect two Class I directors;

2. to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3. to transact such other business as may properly be brought before the meeting or any adjournments or postponements of the meeting.

The board of directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 20, 2006, are the stockholders entitled to vote at the meeting and any adjournments or postponements of the meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

By order of the Board of Directors
/s/ Lois K. Pearce
Lois K. Pearce
Secretary

Dubuque, Iowa
April 5, 2006

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the board of directors of Heartland Financial USA, Inc. of proxies to be voted at the annual meeting of stockholders to be held at the Grand River Center located at 500 Bell Street, Dubuque, Iowa, on Wednesday, May 17, 2006, at 6:00 p.m. local time, or at any adjournments or postponements of the meeting. We first mailed this proxy statement on or about April 5, 2006.

Heartland Financial USA, Inc., a Delaware corporation, is a diversified financial services holding company headquartered in Dubuque, Iowa. We offer full-service community banking through eight banking subsidiaries with a total of 50 banking locations in Iowa, Illinois, Wisconsin, New Mexico, Arizona and Montana. In addition, we have separate subsidiaries in the consumer finance, vehicle leasing/fleet management, insurance agency and investment banking businesses. Our primary strategy is to balance our focus on increasing profitability with asset growth and diversification through acquisitions, de novo bank formations, branch openings and expansion into non-bank subsidiary activities.

The following information regarding the meeting and the voting process is presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on March 20, 2006, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning the matters to be voted upon to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of two Class I directors of Heartland for a term expiring in 2009 and to ratify the selection of KPMG LLP to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2006. These matters are more fully described in this proxy statement.

How do I vote?

You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted “for” all nominees named in this proxy statement and “for” the ratification of our independent registered public accounting firm.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a separate proxy from your broker in order to vote in person at the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with brokers. Please sign and return ALL proxy cards to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors, but cannot vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption or amendment of a stock incentive plan, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below, under “How many votes are needed for approval of each proposal?” Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date and returning that proxy to Ms. Lois K. Pearce, Secretary, Heartland Financial USA, Inc., 1398 Central Avenue, Dubuque, Iowa 52001;
•	sending notice to us that you are revoking your proxy; or
•	voting in person at the meeting.

    If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting;
•	has properly submitted a signed proxy card or other proxy.
On March 20, 2006, the record date, there were 16,547,885 shares of common stock issued and outstanding. Therefore, at least 8,273,944 shares need to be present at the annual meeting in order to hold the meeting and conduct business.

What happens if a nominee is unable to stand for election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than two nominees. The board has no reason to believe any nominee will be unable to stand for election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote “for,” “against” or “abstain” on any other proposal that may properly be brought before the meeting.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date.

How many votes are needed for each proposal?

The directors are elected by a plurality and the two individuals receiving the highest number of votes cast “for” their election will be elected as directors of Heartland. All other matters, including the ratification of our independent registered public accounting firm, must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote.

Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter. So long as a quorum is present, broker non-votes will have no effect on the outcome of the matters to be taken up at the meeting.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ended June 30, 2006.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors and employees of Heartland or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

ELECTION OF DIRECTORS

At the annual meeting to be held on May 17, 2006, you will be entitled to elect two Class I directors for terms expiring in 2009. The board of directors is divided into three classes of directors having staggered terms of three years. Each of the nominees for election as a Class I director is an incumbent director. We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees become unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. The nominees for Class I directors, if elected at the annual meeting, will serve for a three-year term expiring in 2009. The board of directors recommends that you vote your shares FOR each of the nominees.

NOMINEES

Name (Age)	Served as Heartland Financial USA, Inc. Director Since	Positions with Heartland Financial USA, Inc. and its Subsidiaries and Principal Occupation
CLASS I (Term Expires 2009)
Lynn B.Fuller (Age 56)	1987
Chairman of the Board, President and Chief Executive Officer of Heartland; Vice Chairman of the Board of Dubuque Bank and Trust; Director (1992-2004) and Vice Chairman of the Board (2001-2004) of Galena State Bank; Director (1994-2004) and Vice Chairman of the Board (2001-2004) of First Community Bank; Director (1995-2004) and Vice Chairman of the Board (2001-2004) of Riverside Community Bank; Director and Vice Chairman of the Board of Wisconsin Community Bank and New Mexico Bank & Trust; Director (2003-present) and Vice Chairman of the Board (2003-present) of Arizona Bank & Trust; Director (2004-present) and Vice Chairman of the Board (2004-present) of Rocky Mountain Bank; Chairman of the Board (2004-present); Director and President of Citizens Finance; Chairman of the Board of ULTEA; Chairman of the Board (2003-present) of HTLF Capital Corp.

John W. Cox, Jr. (Age 58)	2003	Director of Galena State Bank; Attorney at Law, Partner of Cox & Ward, P.C.

CONTINUING DIRECTORS

Name (Age)	Served as Heartland Financial USA, Inc. Director Since	Positions with Heartland Financial USA, Inc. and its Subsidiaries and Principal Occupation
CLASS II (Term Expires 2007)
Mark C. Falb (Age 58)	1995
Vice Chairman of the Board of Heartland; Chairman and Director of Dubuque Bank and Trust; Director of Citizens Finance; Chairman of the Board and Chief Executive Officer of Westmark Enterprises, Inc. and Kendall/Hunt Publishing Company

John K. Schmidt (Age 46)	2001

Chief Operating Officer (2004-present), Executive Vice President and Chief Financial Officer of Heartland; Director, Vice Chairman of the Board (2004-present), President (2000-2004) and Chief Executive Officer (2000-2004) of Dubuque Bank & Trust; Vice Chairman of the Board (2004-present) of Galena State Bank, Riverside Community Bank and First Community; Director (2003-present) and Treasurer of Citizens Finance; Treasurer of ULTEA, Inc.

Ronald A. Larson (Age 58)	2004	Chairman of the Board (2003-present) of Arizona Bank & Trust; Managing Partner of Larson Group LC
CLASS III (Term Expires 2008)
James F. Conlan (Age 42)	2000

Director of Dubuque Bank and Trust; Director of Citizens Finance; Member of Executive Committee (2005-present), Partner and Vice Chairman of the Firm-wide Corporate Reorganization Practice of Sidley Austin LLP

Thomas L. Flynn (Age 50)	2002

Vice Chairman of the Board (2003-present) of Heartland; Director of Dubuque Bank and Trust; Director (2002-present) of Citizens Finance; Iowa State Senator (1994-2002); President, Chief Executive Officer and Chief Financial Officer of Flynn Ready-Mix Concrete

    James F. Conlan. Mr. Conlan is a graduate of the University of Iowa College of Law, receiving his JD with Honors in 1988. Upon graduation, Mr. Conlan joined the law firm of Sidley Austin LLP, where he became a partner in 1996, Vice Chairman of the Corporate Reorganization Practice in 2000 and a member of the Executive Committee in 2005. Sidley Austin LLP is one of the largest law firms in the world.

    John W. Cox, Jr. Mr. Cox is a graduate of John Marshall Law School of Chicago, receiving his JD (cum laude) in 1975. Mr. Cox is a partner in the law firm of Cox & Ward, P.C., in Galena, Illinois, and a former Member of the U.S. House of Representatives from Illinois’ 16th District. During his term in the U.S. Congress, Mr. Cox served on the House Banking and Finance Committees. Mr. Cox also served as State’s Attorney for Jo Daviess County, Illinois and as City Attorney of Galena.

    Mark C. Falb.  Mr. Falb is a graduate of the University of Iowa and an inactive holder of the certified public accountant certification. Mr. Falb was employed in an executive role with the Wm. C. Brown Company Publishers for nearly 20 years until a majority of the company was sold in 1992. He continues to serve as chief executive officer of the remaining divisions of the company, which are primarily involved in real estate ventures and textbook publishing.

    Thomas L. Flynn. Mr. Flynn obtained a BA degree in accounting and finance from Loras College and an MBA Degree from the University of Dubuque. Mr. Flynn was elected to the Iowa State Senate in 1994, where he served two full terms. During his terms he served on various committees, including the Senate Appropriations Committee; Administration and Regulation Budget Subcommittee; Commerce, Ways and Means Committee; and the Small Business, Economic Development & Tourism Committee. Mr. Flynn is the owner of a concrete and construction materials firm with locations in Iowa, Illinois and Wisconsin. He has also served for many years as an adjunct faculty member in the business department at Clarke College in Dubuque, Iowa.

    Lynn B. Fuller.  Mr. Fuller graduated from the University of Dubuque and obtained an MBA from the University of Iowa. He joined Dubuque Bank and Trust in 1971 and remained with the bank until 1976 when he entered an officer-training program at First National Bank of St. Paul. He has held various executive positions within Heartland and its subsidiaries since his return in 1978.

    Ronald A. Larson. Mr. Larson graduated from Minnesota State University, the Stonier Graduate School of Banking at Rutgers University and the National Commercial Lending Graduate School at the University of Oklahoma. Mr. Larson is the founder of Larson Group L.C. of Scottsdale, Arizona. He is a founding investor and director of Heartland member bank, Arizona Bank & Trust, in Chandler, Arizona.

    John K. Schmidt.  Mr. Schmidt is a graduate of the University of Northern Iowa and an inactive holder of the certified public accountant certification. Before joining Dubuque Bank and Trust in 1984, Mr. Schmidt was employed by the Office of the Comptroller of the Currency and Peat Marwick Mitchell, currently known as KPMG LLP, in Des Moines, Iowa. He has held various executive positions within Heartland and its subsidiaries.

    All of our directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between Heartland and any other person pursuant to which any of our directors have been selected for their respective positions. With the exception of Mr. Conlan, who is the brother-in-law of Mr. Fuller, no member of the board of directors is related to any other member of the board of directors.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

There are currently seven members of the board of directors of Heartland. Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of Heartland, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, which are held on a quarterly basis, special meetings held from time to time and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Fuller, our chief executive officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants).

With the exception of Messrs. Fuller, Schmidt and Conlan, our current directors are “independent” as defined by the rules of the Nasdaq Stock Market, Inc. and the rules and regulations of the Securities and Exchange Commission. The board of directors has established an audit/corporate governance committee and a compensation/nominating committee. The four “independent” directors, Cox, Falb, Flynn and Larson, serve on both the audit/corporate governance and the compensation/nominating committees. Mr. Falb, who is chairman of these two committees, has not been formally designated as a “lead” independent director, but he acts in such a capacity due to his positions as chairman.

During 2005, the board of directors held four regular meetings and four special meetings. All directors during their terms of office in 2005 attended at least 75% of the total number of meetings of the board and of meetings held by all committees of the board on which any such director served.

Executive Sessions

Consistent with the Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without Messrs. Fuller, Schmidt and Conlan in attendance.

Policy On Director Attendance at Annual Meetings

It is Heartland’s policy that all directors be in attendance at annual meetings unless excused by the chairman of the board. Last year all of our directors attended the annual meeting in person, except Mr. Falb attended via telephonic conference.

Audit/Corporate Governance Committee

Currently, the members of the audit/corporate governance committee are directors Falb, Cox, Flynn and Larson. The board of directors has determined that each member of the audit/corporate governance committee qualifies as and should be named as an “audit committee financial expert”, as set forth in the rules and regulations of the Securities and Exchange Commission. The board based this decision on the experience of each of the committee members as executive officers of other companies and other relevant experience using and analyzing financial statements, as well as their education or experience with accounting issues. During 2005, all members of the audit/corporate governance committee were “independent” according to listing standards set forth by Nasdaq and the rules and regulations of the Securities and Exchange Commission.

The audit/corporate governance committee charter can be found under the investor relations section of our website, www.htlf.com, and we attached it to our proxy statement for the 2004 annual meeting. The primary duties and functions of the audit/corporate governance committee are to:

•	monitor the integrity of the financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;
•	retain, oversee, review and terminate our independent registered public accounting firm and pre-approve all services performed by the independent registered public accounting firm;
•	provide an avenue of communication among the independent registered public accounting firm, management, the internal audit function and the board of directors;
•	encourage adherence to, and continuous improvement of, our policies, procedures and practices at all levels;
•	review areas of potential significant financial risk; and
•	monitor compliance with legal and regulatory requirements and establish appropriate corporate governance policies for Heartland.
The audit/corporate governance committee’s duties and functions are set forth in more detail in its charter.

Mr. Falb has served as chairman of the audit/corporate governance committee since May of 2001. During 2005, the audit/corporate governance committee met five times. To promote independence of the audit function, the audit/corporate governance committee consults both separately and jointly with the independent registered public accounting firm, the internal auditors and management.

Compensation/Nominating Committee

The compensation/nominating committee currently consists of directors Falb, Cox, Flynn and Larson. Each of these members is considered “independent” as such term is defined by Nasdaq listing requirements, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non employee” director under Section 16 of the Securities Exchange Act of 1934.

The charter of the compensation/nominating committee can be found under the investor relations section of our website, www.htlf.com. The primary duties and functions of the compensation/nominating committee are to:

•	discharge the responsibilities of the board of directors relating to the compensation of our executive officers;
•	evaluate and make recommendations to the board of directors relating to the compensation of individuals serving as directors;
•	direct the creation of and approve an annual report on executive compensation for inclusion in our proxy statement in accordance with all applicable rules and regulations; and
•	identify individuals qualified to become members of the board of directors and select such individuals as director nominees for the next annual meeting of stockholders.
The compensation/nominating committee’s duties and functions are set forth in more detail in its charter.

Mr. Falb has served as chairman of the compensation/nominating committee since April of 2001. During 2005, the compensation/nominating committee met five times.

Director Nominations and Qualifications

In carrying out its nominating function, the compensation/nominating committee evaluates all potential nominees for election, including incumbent directors, board nominees and stockholder nominees, in the same manner, although it is not currently seeking out candidates to serve on the board and we did not receive any stockholder nominations for the 2006 annual meeting. Generally, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics, integrity and values, a sufficient educational and professional background, exemplary management and communications skills, demonstrated leadership skills, sound judgment in his or her professional and personal life, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our code of conduct. Additionally, no nominee can be eligible for election or re-election as a director if at the time of such election such person is 70 or more years of age, and each nominee must be willing to devote sufficient time to carrying out his or her board duties and responsibilities effectively.

The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and whether they are “independent” in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent). The committee has not, in the past, retained any third party to assist it in identifying candidates, but it has the authority to retain a third party firm or professional for the purpose of identifying candidates.

Stockholder Communications with the Board, Nomination and Proposal Procedures

General Communications with the Board. As set forth on our website, www.htlf.com, our board of directors can be contacted through Heartland’s corporate headquarters at 1398 Central Avenue, P.O. Box 778, Dubuque, Iowa 52004-0778, Attn: Lois K. Pearce, or by telephone at Heartland’s administrative offices, at 563-589-2100. Each communication will be forwarded to the board or the specific directors identified in the communication as soon as reasonably possible.

Nominations of Directors. In order for a stockholder nominee to be considered by the compensation/nominating committee to be its nominee and included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our corporate secretary, at the above address, at least 120 days prior to the anniversary of the date the previous year’s proxy statement was mailed to stockholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our bylaws, a stockholder may otherwise nominate a director for election at an annual meeting of stockholders by delivering written notice of the nomination to our corporate secretary, at the above address, not less than 30 days nor more than 75 days prior to the date of the annual meeting. The stockholder’s notice of intention to nominate a director must include (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or person) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. We may request additional information after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

Other Stockholder Proposals. To be considered for inclusion in our proxy statement and form of proxy for our 2007 annual meeting of stockholders, stockholder proposals must be received by our corporate secretary, at the above address, no later than December 8, 2006, and must otherwise comply with the notice and other provisions of our bylaws, as well as Securities and Exchange Commission rules and regulations.

For proposals to be otherwise brought by a stockholder and voted upon at an annual meeting, the stockholder must file written notice of the proposal to our corporate secretary not less than 30 or more than 75 days prior to the scheduled date of the annual meeting.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our chief executive officer and chief financial officer. The code is posted on our website, www.htlf.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the code with respect to our chief executive officer and chief financial officer, and persons performing similar functions, by posting such information on our website.

Director Fees

For 2005, each of our directors was paid a fee of $800 for each board meeting attended and $500 for each committee meeting attended, except for Messrs. Fuller and Schmidt who, as executive officers, do not receive any fees for their services as directors. For 2006, the board meeting fee will be $900 and the committee meeting fee will be $700. Additionally, the director acting as chairman of a board meeting or committee meeting will be paid an additional $350. Heartland directors that serve on the boards of its subsidiaries receive the same fees as the other directors of the subsidiaries. Messrs. Fuller and Schmidt, to the extent they also serve as directors of a Heartland subsidiary, do not receive any fees for board service.

Non-employee directors are also eligible to receive incentive stock awards under the 2005 Long-Term Incentive Plan. In 2005, we began granting stock annually to each of our non-employee directors in addition to the board fees described above. On December 31, 2005, each non-employee director was awarded 278 shares of Heartland common stock. The fair market value of the stock awarded to each non-employee director was $6,000. Beginning in 2006, each existing non-employee director will receive 300 shares of Heartland common stock annually on December 31.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 20, 2006, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table and by all directors and executive officers of Heartland as a group. The address of each 5% stockholder is 1398 Central Avenue, Dubuque, Iowa 52001.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership (1)	Percent of Class

5% Stockholders and Directors
Dubuque Bank and Trust Company	2,063,667(2)	12.5%
Lynn S. Fuller	1,386,042(3)	8.4%
Heartland Partnership, L.P.	834,000(4)	5.0%
James F. Conlan	91,778(5)	*
John W. Cox, Jr.	20,256(6)	*
Mark C. Falb	95,045(7)	*
Thomas L. Flynn	27,011(8)	*
Lynn B. Fuller	714,917(9)	4.3%
Ronald A. Larson	1,278	*
John K. Schmidt	225,926(10)	1.4%

Other Executive Officers

Kenneth J. Erickson	223,448(11)	1.4%
Edward H. Everts	185,243(12)	1.1%
Douglas J. Horstmann	192,363(13)	1.2%
All directors and executive officers as a group (12 persons)	1,971,880	11.9%

* Less than one percent

    (1) The information contained in this column is based upon information furnished to Heartland by the persons named above and the members of the designated group. Amounts reported include shares held directly as well as shares which are held in retirement accounts and shares held by certain members of the named individuals’ families or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective director may be deemed to have sole or shared voting and/or investment power. Also included are restricted shares awarded under our 2005 Long-Term Incentive Plan. Additionally, shares obtainable through the exercise of options within 60 days of the date of the information presented in this table are included in the following amounts: Mr. Lynn B. Fuller - 20,500 shares; Mr. Schmidt - 85,000 shares; Mr. Erickson -71,500 shares; Mr. Horstmann - 64,500 shares; Mr. Everts - 75,500 shares and all directors and executive officers as a group - 361,750 shares. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

    (2) Includes 351,726 shares over which Dubuque Bank and Trust, Heartland’s lead bank subsidiary, has sole voting and investment power, 170,982 shares over which Dubuque Bank and Trust has shared voting or investment power and 1,540,959 shares over which Dubuque Bank and Trust has no voting or investment power.

    (3) Includes shares held by the Heartland Partnership, L.P., over which Mr. Fuller has sole voting and investment power, as well as 67,279 shares held by a trust for which Mr. Fuller’s spouse is a trustee and 123,078 shares held in a trust for which Mr. Fuller serves as co-trustee, over which Mr. Fuller has shared voting and investment power.

    (4) Mr. Lynn S. Fuller, a former director of Heartland and a stockholder of more than 5% of the outstanding shares, is the general partner of Heartland Partnership, L.P., and in such capacity exercises sole voting and investment power over such shares.

    (5) Includes 47,778 shares held by a trust for which Mr. Conlan’s spouse is trustee and 21,000 shares held by the Heartland Partnership, L.P., over which Mr. Conlan has no voting or investment power but in which Mr. Conlan’s spouse does have a beneficial interest.

    (6) Includes 14,789 shares held by John W. Cox Jr. Inc., of which Mr. Cox is a controlling stockholder and 4,155 shares held by McJoyce, Inc. of which Mr. Cox is a controlling stockholder.

    (7) Includes 68,856 shares held by Mr. Falb’s spouse, as trustee, over which Mr. Falb has no voting or investment power.

    (8) Includes 2,413 shares held by Mr. Flynn’s spouse in an individual retirement account, over which Mr. Flynn has no voting or investment power.

    (9) Includes an aggregate of 8,275 shares held by Mr. Fuller’s spouse and minor children and 123,078 shares held in a trust for which Mr. Fuller serves as co-trustee, over which Mr. Fuller has shared voting and investment power. Includes 21,000 shares held by the Heartland Partnership, L.P., over which Mr. Fuller has no voting or investment power but in which Mr. Fuller does have a beneficial interest.

    (10) Includes an aggregate of 23,621 shares held by Mr. Schmidt’s spouse and minor children and 1,549 shares held by Mr. Schmidt jointly with his spouse, over which Mr. Schmidt has shared voting and investment power.

    (11) Includes 69,875 shares held by Mr. Erickson’s spouse.

    (12) Includes 221 shares held by Mr. Everts’s adult son, over which Mr. Everts has no voting and investment power, and 304 shares held by Mr. Everts’s spouse under a 401(k) plan, over which Mr. Everts has no voting and investment power.

    (13) Includes 27,000 shares held by Mr. Horstmann’s spouse, over which Mr. Horstmann has shared voting and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of such forms, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 2004, except the seven executives failed to timely file a Form 4 upon the grant of non-qualified stock options to them in February of 2005. Additionally, Mr. Everts failed to timely file a Form 4 upon the exercise of options to acquire shares in November of 2005.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid or granted to our chief executive officer and to each of the other four most highly compensated executive officers of Heartland or our subsidiaries for the fiscal year ended December 31, 2005:

SUMMARY COMPENSATION TABLE
		Annual Compensation		Long-Term Compensation Awards
(a) Name and Principal Position	(b) Year	(c) Salary(1)	(d) Bonus(2)	(f) Restricted Stock Awards	(g) Securities Underlying Options/ SARs	(h) LTIP Payouts	(i) All Other Compensation(3)
Lynn B. Fuller President and Chief Executive Officer of Heartland	2005 2004 2003	$278,000 263,375 245,000	$212,361 195,000 165,000	$--- --- ---	15,000 15,000 15,000	$--- --- ---	$28,266 27,613 26,920
John K. Schmidt Executive Vice President, Chief Operating Officer & Chief Financial Officer of Heartland	2005 2004 2003	$205,000 194,250 185,000	$97,332 100,000 84,500	$--- --- ---	10,000 10,000 10,500	$--- --- ---	$28,223 27,968 27,075
Kenneth J. Erickson Executive Vice President of Heartland	2005 2004 2003	$175,000 157,500 150,000	$70,787 70,000 54,800	$--- --- ---	4,000 4,000 6,000	$--- --- ---	$25,758 24,957 24,314
Douglas J. Horstmann Senior Vice President of Heartland	2005 2004 2003	$150,000 138,124 123,000	$49,815 45,000 44,400	$--- --- ---	3,000 3,000 4,500	$--- --- ---	$26,974 22,824 20,496
Edward H. Everts Senior Vice President of Heartland	2005 2004 2003	$135,000 119,000 115,000	$48,666 50,000 40,100	$--- --- ---	3,000 3,000 4,500	$--- --- ---	$22,615 19,411 18,692

    (1) Includes amounts deferred under our retirement plan.

    (2) The amounts shown represent amounts received under our management incentive compensation plan.

    (3) The amounts shown represent amounts contributed on behalf of the respective officer to our retirement plan and the allocable portion of the premium paid for life insurance under our executive death benefit program. For Mr. Fuller, the amounts shown include an automobile allowance of $1,836 for 2005, $2,131 for 2004 and $2,131 for 2003. For Mr. Schmidt, the amounts shown include an automobile allowance of $2,613 for 2005, $3,100 for 2004 and $2,849 for 2003. For Mr. Horstmann, the amounts shown include an automobile allowance of $2,479 for 2005 and $534 for 2004. For 2005, 2004 and 2003, the amount contributed for each officer under our retirement plan was $25,221, $24,621 and $24,020 for Mr. Fuller, $25,221, $24,621 and $24,020 for Mr. Schmidt, $25,221, $24,621 and $24,020 for Mr. Erickson, $24,144, $21,985 and $20,209 for Mr. Horstmann and $22,219, $19,111 and $18,430 for Mr. Everts.

Stock Option Information

The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the summary compensation table:

OPTION GRANTS IN LAST FISCAL YEAR
Individual Grants
(a) Name	(b) Options Granted(1)	(c) % of Total Options Granted to Employees in Fiscal Year	(d) Exercise or Base Price ($/Share)	(e) Expiration Date	(f) Grant Date Present Value(2)(3)
Lynn B. Fuller	15,000	14.2%	$21.60	2/10/15	$91,950
John K. Schmidt	10,000	9.5%	$21.60	2/10/15	$61,300
Kenneth J. Erickson	4,000	3.8%	$21.60	2/10/15	$24,520
Douglas J. Horstmann	3,000	2.8%	$21.60	2/10/15	$18,390
Edward H. Everts	3,000	2.8%	$21.60	2/10/15	$18,390

    (1) Options become exercisable in three equal portions on the day after the third, fourth and fifth anniversaries of the February 10, 2005, date of grant.

    (2) The Black-Scholes valuation model was used to determine the grant date present values. Significant assumptions include: risk-free interest rate, 4.00%; expected option life, 10 years; expected volatility, 19.75%; expected dividends, 1.52%.

    (3) The ultimate value of the options will depend on the future market price of our common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an executive may realize upon the exercise of an option will depend on the excess of the market value of our common stock, on the date the option is exercised, over the exercise price of the option.

    The following table sets forth information concerning the stock options at December 31, 2005, held by the named executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
(a) Name	(b) Shares Acquired on Exercise	(c) Value Realized	(d) Number of Securities Underlying Unexercised Options/SARs at FY-end Exercisable Unexercisable		(e) Value of Unexercised In-the-Money Options/SARs at FY-end Exercisable Unexercisable
Lynn B. Fuller	13,500	$ 91,395	12,750	55,500	$ 164,500	$ 322,250
John K. Schmidt	-	$ -	80,250	36,000	$ 910,460	$ 200,470
Kenneth J. Erickson	18,500	$ 245,915	68,750	16,500	$ 799,140	$ 101,570
Douglas J. Horstmann	14,000	$ 206,220	62,500	12,500	$ 756,340	$ 77,810
Edward H. Everts	24,000	$ 374,160	73,250	13,000	$ 860,340	$ 84,210

Long-Term Incentive Plan Awards

In 2005, we adopted the Heartland Financial USA, Inc. 2005 Long-Term Incentive Plan for the benefit of our directors, officers and employees. Stockholders approved the plan at last year’s annual meeting and authorized 1,000,000 shares of common stock for issuance under the plan. This plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards and cash incentive awards.

In 2005, we awarded stock options to purchase an aggregate of 105,750 shares of Heartland common stock to 87 employees. The stock options awarded to the named executive officers during 2005 are included in the tables above.

The following table sets forth certain information concerning performance-based restricted stock awards granted to the named executive officers on May 18, 2005, under the plan:

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
			Estimated Future Payouts Under Non-Stock Price-Based Plans
(a) Name	(b) Number of Shares	(c) Performance or Other Period Until Maturation or Payout	(d) Threshold	(e) Target	(f) Maximum
Lynn B. Fuller	40,000	12/31/11	-	40,000	40,000
John K. Schmidt	16,000	12/31/11	-	16,000	16,000
Kenneth J. Erickson	8,000	12/31/11	-	8,000	8,000
Douglas J. Horstmann	7,500	12/31/11	-	7,500	7,500
Edward H. Everts	7,500	12/31/11	-	7,500	7,500

Pursuant to the terms of the awards, the restricted shares shall be earned upon the attainment of pre-established earnings and asset growth targets, which are consistent with the primary goals of Heartland’s current five-year plan. The performance measures for all the listed executives, except Mr. Horstmann, are based upon the performance of Heartland as a whole. For Mr. Horstmann, a portion of the performance measure is based upon the performance of Heartland as a whole and a portion is based upon the performance of Dubuque Bank and Trust, the bank subsidiary of which he is president. On December 31 of each year beginning in 2005 and ending in 2009, the actual growth in earnings and assets will be compared to the pre-established targets and that portion of the awarded shares will be considered earned. Shares earned as of December 31, 2005, were 6,603 for Mr. Fuller, 2,641 for Mr. Schmidt, 1,321 for Mr. Erickson, 1,746 for Mr. Horstmann and 1,238 for Mr. Everts. Shares earned will become vested upon the two-year anniversary of the date earned only if the executive is employed through such two-year period, the targeted performance measures are met or exceeded on the vesting date and certain regulatory events have not occurred. The awarded shares have been registered in the name of the executive but are retained by Heartland during the restricted period. The executive is entitled to vote the awarded shares but will not receive any dividends on the awarded shares until vested.

Stock Purchase Plan

In 2005, we also adopted and stockholders approved the Heartland Financial USA, Inc. 2006 Employee Stock Purchase Plan. The plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The plan allows employees of Heartland and our subsidiaries to purchase shares of common stock available under the plan.

Change of Control Agreements

The change in control agreements discussed in our 2004 proxy expired on December 31, 2004. The compensation/nominating committee anticipates that Heartland will enter into new change of control agreements with the listed officers during 2006. We anticipate that the new agreements will take into consideration the various elements of the executives' compensation discussed in this proxy statement. The change of control agreements, in conjunction with all other elements of compensation paid to the listed officers, will be consistent with the overall compensation philosophy of the compensation/nominating committee and Heartland.

Compensation/Nominating Committee Report on Executive Compensation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Heartland shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

General. During 2005, the compensation/nominating committee was comprised of directors Falb, Cox, Flynn and Larson, each of whom is expected to serve on the committee through 2006. Each of the members is considered “independent” by the board according to the Nasdaq listing requirements, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director pursuant to Section 16 of the Securities Exchange Act of 1934. The committee administers our compensation program, which includes determining the aggregate compensation to be paid to Mr. Fuller, our chief executive officer. In addition, the committee reviews and recommends to the full board the compensation for our other executive officers. The committee also administers our stock and long-term incentive plans and meets either independently or in conjunction with our full board of directors to grant awards to eligible individuals in accordance with the terms of the plans.

Compensation Overview. Our executive compensation policies are intended to support the achievement of Heartland’s strategic business goals and the creation of value for our stockholders. Key objectives of our executive compensation program are to:

•	link executive compensation to company and individual performance,
•	Align the interests of executives with our stockholders through opportunities for increased ownership of Heartland,
•	attract and retain executives and other key employees of Heartland through competitive compensation opportunities, and
•	motivate such employees to further the long-term goals of Heartland.
In determining appropriate levels of executive and director compensation, the compensation/nominating committee has at its disposal independent reference information regarding compensation ranges and levels for executive and director positions in comparable companies, including public information for regional bank peer companies and published information from various nationally recognized compensation surveys. The comparison companies in our peer group are also included in the Nasdaq Bank Index used in preparation of the Performance Graph, except to the extent they are not listed on Nasdaq. Frederic W. Cook & Co., Inc. has been engaged to serve as an independent executive and director compensation advisor to the compensation/nominating committee. Key areas of service include providing market data on executive and director compensation pay levels and practices, developing executive and director compensation recommendations intended to support the committee’s objectives and keeping the committee abreast of technical and regulatory developments related to executive and director compensation.

The three major components of executive officer compensation are base salary, annual incentive awards and long-term incentive awards. The process utilized by the committee in determining executive officer compensation levels for all of these components is based upon the committee’s subjective judgment and takes into account both qualitative and quantitative factors. No specific weights are assigned to such factors with respect to any compensation component. In reviewing and establishing an executive’s compensation, the committee considers and evaluates all components of the executive officer’s total compensation package. This involves reviewing the executive’s salary, bonus, incentive stock awards, perquisites, participation in our 401(k) plan, payments due upon retirement or a change of control, if any, and all other payments and awards that the executive officer earns. Among the factors considered by the committee are the recommendations of the chief executive officer with respect to the compensation of our other key executive officers. However, the committee makes the final compensation decisions concerning such officers.

The compensation of executive officers during 2005 was based upon a number of factors, including:

•	our overall compensation program philosophy;
•	the individual’s performance, experience, expertise and length of service with our organization;
•	progress toward our annual and long-term performance objectives; and
•	compensation of officers with similar duties and responsibilities at comparable organizations.
Components of Compensation.

Salary. The compensation/nominating committee reviews each executive’s base salary on an annual basis. The committee believes that the base salaries should offer security to each executive and allow us to attract qualified executives and maintain a stable management team and operating environment. The committee targets base salaries of executive officers at levels generally comparable with, but slightly below, those of similar positions within the marketplace, taking into consideration the executive’s current market position and market salary movements generally. Additionally, base salaries are determined by examining, among other things, an executive’s level of responsibility, prior experience, breadth of knowledge, span of control, and performance against internal performance objectives. The committee may also consider Heartland’s performance and financial condition, as well as other payments and awards that the executive may receive in determining salaries. All of the factors described herein are considered on a subjective basis in the aggregate, and none of the factors is accorded a specific weight. When establishing the salary of executives other than his own, Mr. Fuller participated and made recommendations to the committee.

Bonus. Annual performance incentives are provided to executives through cash bonuses based on the achievement of established performance goals. Bonus payments are primarily related to Heartland’s financial performance, as measured by return on equity and growth in assets. Other financial factors including, but not limited to, earnings per share growth, return on assets, core deposit growth, loan loss reserves, and asset quality, are also considered by the committee, along with various non-financial factors. Individual performance criteria are also considered by the committee in determining bonuses. Bonus opportunities are targeted at levels generally comparable to, but slightly above, those of similar positions within the marketplace. In conjunction with the targeting of base salaries slightly below market levels, this weighting is intended to reinforce Heartland’s pay-for-performance philosophy.

Stock Ownership; Long-Term Incentive Awards. The board and the compensation/nominating committee believe in employee ownership of our common stock. A variety of stock incentives have been used by Heartland, including the 2005 Long-Term Incentive Plan and 2006 Employee Stock Purchase Plan which were approved by stockholders at the 2005 Annual Meeting. The primary purpose of these long-term incentive plans is to enhance our long-term financial performance by further aligning the interests of participating employees with our stockholders through opportunities for increased employee ownership of Heartland, thereby creating an incentive to create long-term value for stockholders.

Stock options are awarded annually to executives and other key employees. Stock options may be exercised subject to continued service over a multi-year vesting period at a price generally equal to the stock price at the date of grant. In determining stock option awards for executives, the committee considers the executive’s level of responsibility, ability to influence long-term performance, individual performance and contribution, and level of prior stock option awards, as well as the Company’s financial performance. During 2005, the committee recommended, and the board of directors approved, the granting of options for a total of 105,750 shares to 87 employees. Options granted to Mr. Fuller and the other named executive officers in 2005 are shown in the tables above.

Starting in 2005, performance shares were granted to executive officers in addition to stock options. Performance shares, as authorized under the 2005 Long-Term Incentive Plan, are restricted stock grants that may be fully earned by continued service and achievement of long-term performance goals. Stock ownership guidelines have also been adopted for executives to reinforce our core philosophy of employee stock ownership.

Chief Executive Officer’s Compensation. The committee establishes Mr. Fuller’s compensation consistent with the policies and considerations described above. Mr. Fuller’s compensation for 2005 reflects the committee’s satisfaction with Heartland’s overall financial performance, including its continued growth and profitability, as well as Mr. Fuller’s leadership and personal performance as chief executive officer. In addition to these factors, the Committee also considered Mr. Fuller’s previous years’ salaries and the salary levels of chief executive officers of comparable financial institutions in setting his base salary at $278,000 for 2005. His bonus of $212,361 was awarded based on the committee’s evaluation of Heartland’s financial performance in regard to, among other factors, return on equity and growth in core deposits, his individual performance, and bonus and annual compensation (salary plus bonus) levels of chief executive officers at comparable institutions. We awarded 15,000 stock options to Mr. Fuller in 2005, which was the same number of stock options he received in 2004. He also received $28,266 in other compensation, as reported in the summary compensation table of page 15.

Compliance with Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1 million paid to the our chief executive officer and any of the four other highest-paid officers, to the extent they are listed officers on the last day of any given tax year. Compensation is exempt from this limit, however, if it qualifies as “performance-based compensation.” Performance-based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments. We believe performance-based compensation is an important tool to provide incentive to senior executives, matching their compensation levels to our performance.

The committee also believes that appropriate actions have been taken to preserve the deductibility of compensation of executives. Although we will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our objectives may not always be consistent with the requirements for full deductibility, we may enter into compensation arrangements under which payments would not be deductible under Section 162(m) when we believe that such arrangements are in the best interest of the Company and its stockholders.

Conclusion. The compensation/nominating committee believes the executive compensation policies and programs described above effectively serve the interests of shareholders and Heartland. The committee believes these policies motivate executives to contribute to our overall future success, thereby enhancing the value of Heartland for the benefit of all shareholders.

Respectfully,
Mark C. Falb, John W. Cox, Jr., Thomas L. Flynn, Ronald A. Larson

Compensation/Nominating Committee Interlocks and Insider Participation in Compensation Decisions

During the last completed fiscal year, at the invitation of the compensation/nominating committee, in addition to each of the members of the committee, Messrs. Fuller, Schmidt and Conlan also participated in committee deliberations concerning executive compensation. However, Messrs. Fuller and Schmidt did not participate in any discussions regarding their own compensation and Mr. Schmidt did not participate in discussions regarding Mr. Fuller’s compensation. Mr. Fuller serves as chairman of the board, president and chief executive officer of Heartland. Mr. Schmidt is the executive vice president, chief operating officer and chief financial officer of Heartland. With respect to the members of the committee, Messrs. Falb and Flynn also serve as directors of Dubuque Bank and Trust, Mr. Cox also serves as a director of Galena State Bank and Trust and Mr. Larson also serves as chairman of the board of Arizona Bank & Trust.

During 2005, none of the directors serving on the compensation/nominating committee of Heartland or Dubuque Bank and Trust served as an executive officer of either organization, and none of these individuals was a former officer or employee of either organization. In addition, during 2005 no executive officer served on the board of directors or compensation committee of any other corporation with respect to which any member of our committee was engaged as an executive officer.

Stockholder Return Performance Presentation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Heartland shall not be deemed to include the following performance graph and related information unless such graph and related information is specifically stated to be incorporated by reference into such document.

The following graph shows a five-year comparison of cumulative total returns for Heartland Financial USA, Inc., the Nasdaq Stock Market (U.S.) and an index of Nasdaq Bank Stocks. Figures for our common stock represent inter-dealer quotations, without retail markups, markdowns or commissions and do not necessarily represent actual transactions. Heartland became listed on Nasdaq in May, 2003. The graph was prepared at our request by Research Data Group, Inc.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
ASSUMES $100 INVESTED ON DECEMBER 31, 2000

[Graph depicting values in the table below]

Cumulative Total Return Performance
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Heartland Financial USA, Inc.	$100	$99	$138	$226	$248	$273
Nasdaq Stock Market (U.S.)	100	79	56	83	91	93
Nasdaq Bank Index	100	106	107	137	154	150

TRANSACTIONS WITH MANAGEMENT

Directors and officers of Heartland and our subsidiaries, and their associates, were customers of and had transactions with us and one or more of our subsidiaries during 2005. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

AUDIT/CORPORATE GOVERANCE COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Heartland shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The audit/corporate governance committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K.

The audit/corporate governance committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2005, with our management and KPMG LLP, our independent registered public accounting firm. The committee has also discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and KPMG LLP, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Respectfully,
Mark C. Falb, John W. Cox, Jr., Thomas L. Flynn, Ronald A. Larson

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the recommendation of the audit/corporate governance committee, we have appointed KPMG LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2006, and our board of directors recommends that the stockholders ratify the appointment. KPMG LLP has been our auditor since June 1994. A representative of KPMG LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of independent registered public accounting firm is not ratified, the audit/corporate governance committee of the board of directors will consider the matter of the appointment. The board of directors recommends that you vote your shares FOR ratification of this appointment.

Accountant Fees

    Audit Fees. The aggregate amount of fees billed by KPMG LLP for its audit of our annual financial statements for fiscal years 2005 and 2004 and for its required reviews of our unaudited interim financial statements included in our quarterly reports filed during fiscal 2005 and 2004 were $454,250 and $440,000, respectively. A significant portion of these fees were attributable to the requirements under Sarbanes Oxley Section 404 which required an examination of our assessment of the effectiveness of internal control over financial reporting under the criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Additionally, these fees were attributable to the implementation of new accounting pronouncements and audit procedures required as a result of our bank subsidiaries’ participation in programs offered by the Federal Home Loan Bank and Federal Home Loan Mortgage Corporation.

    Audit Related Fees. The aggregate amounts of audit related fees billed by KPMG LLP for fiscal years 2005 and 2004 were $24,500 and $31,600, respectively. The majority of these services were related to filings with the Securities and Exchange Commission. Additionally, services related to the audits of our employee benefit and retirement plans and our employee stock purchase plan were included in these fees.

    Tax Fees. KPMG LLP did not provide any tax related services to us for the fiscal years 2005 and 2004.

    All Other Fees. We did not incur any fees from KPMG LLP for fiscal years 2005 and 2004 other than the fees reported above.

    The audit/corporate governance committee, after consideration of these matters, does not believe that the rendering of these services by KPMG LLP to be incompatible with maintaining their independence as our independent registered public accounting firm.

Audit/Corporate Governance Committee Pre-Approval Policy

Among other things, the audit/corporate governance committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The audit/corporate governance committee has not adopted any formal policy concerning pre-approval of the audit and permissible non-audit services to be provided by KPMG LLP. These services include audit and audit-related services, tax services and other services. Instead, on a case by case basis, any audit or permissible non-audit service proposed to be performed is considered by and, if deemed appropriate, approved by the audit/corporate governance committee in advance of the performance of such service. All of the fees earned by KPMG LLP described above were attributable to services pre-approved by the audit/corporate governance committee.

FAILURE TO INDICATE CHOICE

If any stockholder fails to indicate a choice in items (1), (2) or (3) on the proxy card, the shares of such stockholder shall be voted FOR in each instance.

By order of the Board of Directors

/s/ Lynn B. Fuller
Lynn B. Fuller
Chairman of the Board

Dubuque, Iowa
April 5, 2006
ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
HEARTLAND FINANCIAL USA, INC. TO BE HELD ON MAY 17, 2006

The undersigned hereby appoints Lynn B. Fuller and John K. Schmidt, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the annual meeting of stockholders of Heartland Financial USA, Inc., to be held at the Grand River Center, 500 Bell Street, Dubuque, Iowa, on the 17th day of May, 2006, at 6:00 p.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

1. ELECT DIRECTORS:
☐FOR all nominees listed below (except as marked to the contrary below)	☐WITHHOLD AUTHORITY to vote for all nominees listed below
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Class I (Term Expires 2009): Lynn B. Fuller and John W. Cox, Jr.

2. APPROVE THE APPOINTMENT OF KPMG LLP as Heartland Financial USA, Inc.’s independent registered public accounting firm for the year ending December 31, 2006:

☐ FOR	☐ AGAINST	☐ ABSTAIN
3. In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

Dated: __________, 2006

Signature(s)________________________

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.